UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2007

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On November 30, 2007, ARTISTdirect, Inc. (the “Registrant”) entered into Amendment No. 2 (the “Amendment”) to the Forbearance and Consent Agreement dated April 17, 2007 (the “Agreement”) between the Registrant, U.S. Bank National Association, as Collateral Agent, and JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd (collectively, the “Initial Purchasers”). Under the terms of the Amendment, the Forbearance Period (a defined term in the Agreement) was extended through the earlier of (i) the date any material representation or warranty made by the Registrant in the Agreement proves to materially false as of the date when made, or (ii) January 31, 2008, in exchange for the payment by the Registrant of the aggregate amount of $500,000 to the Initial Purchasers. The amount of such payment will be credited against the registration delay cash penalties and interest on the penalties resulting from the Registrant’s defaults under the various agreements between the Registrant and the Initial Purchasers, as discussed more fully in the Current Report on Form 8-K filed by the Registrant on April 20, 2007 and the Company’s other periodic filings.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

4.1

Amendment No. 2 dated November 30, 2007 to the Forbearance and Consent Agreement dated as of April 17, 2007 by and among the Registrant, U.S. Bank National Association, as Collateral Agent, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTISTdirect, Inc.

Date:	December 5, 2007	By:	/s/ NEIL J. MCCARTHY

		Name:	Neil J. McCarthy
		Title:	Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Title

4.1

Amendment No. 2 dated November 30, 2007 to the Forbearance and Consent Agreement dated as of April 17, 2007 by and among the Registrant, U.S. Bank National Association, as Collateral Agent, JMB Capital Partners, L.P., JMG Capital Partners, L.P., JMG Triton Offshore Fund, Ltd., and CCM Master Qualified Fund, Ltd.